EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-37530, 333-88021, 333-48548, 333-87508, 333-107263, 333-104871, 333-122344, 333-137951, 333-132068 and 333-156419) on Forms S-8 and the registration statements (Nos. 33-63967, 333-47269, 333-37714, 333-81563, 333-58965, 333-71707, 333-67074, 333-60656, 333-100846, 333-112566, 333-114091, 333-143668 and 333-155929) on Forms S-3 of Webster Financial Corporation of our reports dated February 27, 2009, with respect to (i) the Consolidated Balance Sheets of Webster Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and the related Consolidated Statements of Operations, Shareholders’ Equity and Comprehensive Income, and Cash Flows for each of the years in the three-year period ended December 31, 2008 and (ii) the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP
Hartford, Connecticut
February 27, 2009